UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 26, 2021

STEADFAST APARTMENT REIT, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55428	36-4769184
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

18100 Von Karman Avenue, Suite 200
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, Including Area Code: (949) 569-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Agreement and Plan of Merger
On July 26, 2021, Steadfast Apartment REIT, Inc., a Maryland corporation (the “Company”), and Steadfast Apartment REIT Operating Partnership, L.P., a Delaware limited partnership and subsidiary of the Company (“STAR OP”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Independence Realty Trust, Inc., a Maryland corporation (“IRT”), Independence Realty Operating Partnership, LP, a Delaware limited partnership and a subsidiary of IRT (“IRT OP”), and IRSTAR Sub, LLC, a Maryland limited liability company and a wholly-owned subsidiary of IRT (“IRT Merger Sub”).
The Merger Agreement provides that, among other things and on the terms and subject to the satisfaction or waiver of the conditions set forth therein, (1) the Company will be merged with and into IRT Merger Sub (the “Company Merger”), with IRT Merger Sub surviving as a wholly-owned subsidiary of IRT, and (2) immediately following the Company Merger, STAR OP will be merged with and into IRT OP (the “Partnership Merger” and, together with the Company Merger, the “Mergers”), with IRT OP surviving.
At the effective time of the Company Merger (the “Company Merger Effective Time”), each share of common stock, par value $0.01 per share, of the Company (“STAR Common Stock”) issued and outstanding immediately prior to the Company Merger Effective Time (other than certain shares set forth in the Merger Agreement) will be converted automatically into the right to receive 0.905 (the “Exchange Ratio”) shares of common stock, par value $0.01 per share, of IRT (“IRT Common Stock”), with cash paid in lieu of fractional shares. The Exchange Ratio is fixed, and no change will be made to the Exchange Ratio if the market price of IRT Common Stock changes before consummation of the Mergers. Shares of IRT Common Stock issued in connection with the Company Merger will be listed for trading on the New York Stock Exchange.
Each share of STAR Common Stock outstanding immediately prior to the Company Merger Effective Time that is subject to vesting or forfeiture conditions, other than vesting or forfeiture conditions that terminate at the Company Merger Effective Time, (such shares, the “STAR Restricted Shares”) will be subject to the same vesting or forfeiture conditions as were applicable to the STAR Restricted Shares.
At the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), (1) each unit of limited partnership interest of STAR OP designated as a “Class A Common Unit” (each a “Class A STAR OP Unit”) issued and outstanding immediately prior to the Partnership Merger Effective Time and owned by the Company or a subsidiary of the Company will be converted automatically into the right to receive a number of common units (each, an “IROP Common Unit”) of limited partnership of IRT OP equal to the Exchange Ratio and will be owned by IRT through IRT Merger Sub and (2) each unit of limited partnership interest of STAR OP designated as a “Class A-2 Common Unit” or “Class B Common Unit” issued and outstanding immediately prior to the Partnership Merger Effective Time will be converted automatically into the right to receive a number of IROP Common Units that generally will have the same rights as the currently issued and outstanding IROP Common Units, including as to distributions, but, in certain cases, will be subject to additional restrictions as to when the holders thereof may exercise redemption rights.
Through the Mergers, the Company’s stockholders will receive, in aggregate, in exchange for their shares of STAR Common Stock, approximately 99.8 million shares of IRT Common Stock and limited partners in STAR OP will receive, in aggregate, in exchange for their STAR OP Units, approximately 6.4 million IROP Common Units.
The respective boards of directors of the Company and IRT have unanimously approved the Merger Agreement. IRT’s board of directors has unanimously resolved to recommend that the stockholders of IRT approve the issuance of IRT Common Stock in connection with the Mergers, by a majority of the votes cast by holders of IRT Common

Stock, and the Company’s board of directors (the “Company Board”) has unanimously resolved to recommend that the stockholders of the Company approve the Company Merger, by a majority of the outstanding shares of STAR Common Stock entitled to vote on the matter.
The Company Merger is intended to qualify as a reorganization for U.S. federal income tax purposes, and the Partnership Merger is intended to be treated as a transaction that is generally tax-free to the holders of STAR OP partnership units for U.S. federal income tax purposes.
The completion of the Mergers is subject to satisfaction or waiver of certain conditions, including (1) the receipt of required approvals from IRT’s common stockholders and from the Company’s common stockholders, (2) the authorization for listing of the shares of IRT Common Stock to be issued in the Mergers or reserved for issuance in connection therewith on the New York Stock Exchange, (3) the effectiveness of the registration statement on Form S-4 to be filed by IRT pursuant to which shares of IRT Common Stock to be issued in connection with the Mergers are registered with the Securities and Exchange Commission (the “SEC”), (4) the absence of any order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers or any law that makes the consummation of the Mergers illegal, (5) the accuracy of each party’s representations and warranties, subject in most cases to materiality or material adverse effect qualifications, (6) material compliance with each party’s covenants, (7) the receipt by each of the Company and IRT of an opinion to the effect that the Company Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and of an opinion as to the qualification of the Company and IRT, respectively, as a real estate investment trust (“REIT”) under the Code and (8) the receipt of certain lender consents.
The Merger Agreement contains customary representations and warranties by each party. The parties have also agreed to various customary covenants and agreements, including, among others, to conduct their businesses in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the completion of the Mergers, to not engage in certain kinds of transactions during this period and to maintain REIT status. Additionally, the Company and IRT have agreed that, prior to the consummation of the Mergers, each may continue to pay their regular monthly/quarterly dividends, but may not increase the amounts, except to the extent required to maintain REIT status, subject to certain limitations. The parties will coordinate record and payment dates for all pre-closing dividends.
Each of the Company and IRT has agreed to covenants prohibiting each party from soliciting, providing non-public information and entering into discussions or agreements concerning proposals relating to an alternative business combination transaction, subject to certain limited exceptions. Prior to obtaining the requisite stockholder approval, the board of directors of either party may change its recommendation or terminate the Merger Agreement (to enter into an agreement with respect to a superior proposal) if (1) it has received an unsolicited written acquisition proposal that constitutes a superior proposal, and (2) its board of directors determines, after consultation with outside legal counsel and independent financial advisors, that (x) failure to do so would be inconsistent with the directors’ duties under applicable law, and (y) taking into account any changes to the Merger Agreement proposed in response by the other party, that the superior proposal continues to constitute a superior proposal. The board of directors of either party may also change its recommendation in response to a material development or change in circumstances that was not known by it as of the date of the Merger Agreement if such party’s board of directors determines, after consultation with outside legal counsel, taking into account any changes to the Merger Agreement proposed in response by the other party, that failure to do so would be inconsistent with the directors’ duties under applicable law.
The Merger Agreement contains certain termination rights for the Company and IRT. The Merger Agreement can be terminated by either the Company or IRT (1) by mutual written consent; (2) if the Mergers have not been consummated by an outside date of January 31, 2022; (3) if there is a permanent, non-appealable injunction or law restraining or prohibiting the consummation of the Mergers; (4) if stockholders of either IRT or the Company fail to approve the transactions; (5) if the other party’s board of directors changes its recommendation in favor of the transactions or the other party enters into an alternative acquisition agreement with respect to a superior proposal; (6) if the other party has materially breached its covenant not to solicit acquisition proposals or its covenant to hold its stockholder meeting; (7) in order to enter into a superior proposal (subject to compliance with certain terms and conditions included in the Merger Agreement); or (8) if the other party has breached its representations or covenants in a way that prevents satisfaction of a closing condition, subject to a cure period.
Upon a termination of the Merger Agreement, under certain circumstances, including entering into an agreement with respect to a superior proposal, the Company will be required to pay to IRT a termination fee of $74 million, and in certain other circumstances, including entering into an agreement with respect to a superior proposal, IRT will be required to pay to the Company a termination fee of $74 million.
The Merger Agreement also provides that either the Company or IRT must pay the other party an expense reimbursement of up to $10.0 million, if the Merger Agreement is terminated (1) because such party’s stockholders fail to approve (a) in the case of IRT, the issuance of IRT Common Stock in connection with the Mergers or (b) in the case of the Company, the Company Merger or (2) because a breach of any representation or warranty or failure to perform any covenant or agreement has occurred, and cannot be cured within 20 days, that would cause such party to be unable to satisfy the closing conditions before January 31, 2022. The expense reimbursement will be set off against any termination fee if the termination fee later becomes payable.
The Mergers are currently expected to close in the fourth quarter of 2021. Upon consummation of the Mergers, it is expected that IRT will assume or repay a portion of the Company’s indebtedness in the aggregate amount of approximately $2.13 billion as of June 30, 2021.
The foregoing summary of the Mergers and the Merger Agreement and the transactions contemplated thereby is a summary only and does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.
The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Board and Executive Management
The Merger Agreement provides that at the Company Merger Effective Time:
a.Scott F. Schaeffer, currently IRT’s Chairman of the Board and Chief Executive Officer, will continue in these positions for the combined company;

b.James J. Sebra, currently IRT’s Chief Financial Officer, will continue in this position for the combined company;
c.Jessica K. Norman, currently IRT’s Executive Vice President and General Counsel, will serve as Chief Legal Officer of the combined company;
d.Farrell M. Ender, currently IRT’s President, will continue in this position for the combined company; and
e.Ella S. Neyland, currently the Company’s President, Chief Financial Officer and Treasurer, will serve as Chief Operating Officer of the combined company.
In addition, the Merger Agreement provides that at the Company Merger Effective Time the board of directors of IRT will be comprised of 10 directors, comprised of five incumbent directors of IRT (Scott F. Schaeffer, Melinda H. McClure, Richard D. Gebert, DeForest Blake Soaries Jr. and Lisa Washington) and five incumbent directors of the Company (Stephen R. Bowie, Ned W. Brines, Ana Marie del Rio, Ella S. Neyland and Thomas H. Purcell). Mr. Schaeffer will continue as Chairman of the Board.
Please see Item 5.02 below regarding the Amendment to Ms. Neyland's Employment Agreement with the Company, STAR OP and STAR REIT Services, LLC, to be effective at the Company Merger Effective Time, which is incorporated herein.
Letter Agreement
On July 26, 2021, the Company entered into a letter agreement (the “Letter Agreement”) with Rodney Emery, the Company’s Chief Executive Officer and Chairman of the Company Board, and Steadfast REIT Investments, LLC (“SRI”). Pursuant to the Letter Agreement, SRI agreed to indemnify the Company, STAR OP, their subsidiaries and their successors and assigns (including IRT, IRT OP and IRT Merger Sub and their subsidiaries) (collectively, the “Indemnified Parties”), for 75% of any costs, expenses, judgments, liabilities and payments, including settlement payments and attorneys’ fees, incurred or arising in connection with any direct or derivative claims brought by any stockholder of the Company or its successors and assigns alleging breaches of duties under law or contract, including but not limited to breaches by any current or former directors of the Company, in connection with the Company’s internalization transaction, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2020 (the “Internalization Claims”), if and to the extent such costs, expenses, judgments, liabilities and payments, including settlement payments and attorneys’ fees are not paid for by the Company’s insurance provider (subject only to the $1.0 million self-insurance retention amount in the Company’s D&O insurance policies, which retention amount would not be included in the covered costs described above).
SRI’s obligations under the Letter Agreement are capped at the lower of $20.3 million or the value of the Collateral (as defined below) at the time payment is owed under the Letter Agreement and any payments made pursuant to the Letter Agreement must be made solely with the delivery of the Collateral.
As used in the Letter Agreement, “Collateral” means the following, now or later held by or on behalf of SRI: (i) 1,277,778 Class B Common Units, or any interests into which they are exchanged or convert, (ii) distributions (cash or in kind) on any such Class B Common Units (or converted interests), (iii) cash payable or securities issuable, from time to time, upon the redemption, conversion or exchange of any of the foregoing, and (iv) all proceeds of any of the foregoing.
In the event litigation is filed challenging the Company Merger that includes Internalization Claims and claims that are not Internalization Claims, then an allocation of costs, expenses, liabilities and payments, including settlement payments and attorneys’ fees (collectively, “Expenses”), shall be made to reflect Expenses that are reasonably attributable to the Company’s internalization transaction and are covered costs under the Letter Agreement, and any Expenses that are not covered costs under the Letter Agreement.
The Letter Agreement would terminate in the event the Merger Agreement terminates without the Merger Agreement having been consummated. SRI and Mr. Emery are relieved of their obligations under the Letter Agreement at such time that all of the Collateral, or Collateral valued at $20.3 million, whichever is first, has been applied in satisfaction of the portion of claims for which SRI is responsible, or when all applicable statute of limitations on Internalization Claims have expired and no Internalization Claims remain pending or unsatisfied. The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Letter Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 26, 2021, the Company, STAR REIT Services, LLC, a subsidiary of the Company, STAR OP and Ella S. Neyland, the Company’s President, Chief Financial Officer and Treasurer, entered into an Amendment No.2 to the Employment Agreement dated as of September 1, 2020 (the “Amendment”), which is to be effective at the Company Merger Effective Time, to reflect that Ms. Neyland will serve as the Chief Operating Officer of the combined company following the Company Merger.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the form of Amendment, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure

Joint Investor Presentation
The Company and IRT have prepared a joint investor presentation with respect to the proposed merger transaction. Directors, officers and other representatives of the Company and/or IRT will present some or all of this investor presentation at various conferences and meetings in the coming months. A copy of the investor presentation is furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

Joint Press Release
On July 26, 2021, the Company and IRT issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated into this Item 7.01 by reference.

Stockholder Letter
On July 26, 2021, the Company sent a letter to its stockholders announcing, among other things, the Company’s entry into the Merger Agreement and the suspension and contingent termination of the DRIP (as defined below) and SRP (as defined below). A copy of the letter is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.
Broker Dealer Communication
On July 26, 2021, the Company sent an e-mail communication to its broker dealers and financial professionals announcing, among other things, the Company’s entry into the Merger Agreement and the suspension and contingent termination of the DRIP and SRP (each as defined in Item 8.01 below). A copy of the communication is attached as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.
Employee FAQ
On July 26, 2021, the Company sent a letter to its employees announcing, among other things, the Company’s entry into the Merger Agreement and the suspension and contingent termination of the DRIP and SRP. A copy of the letter is attached as Exhibit 99.5 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.
Employee Communication
On July 26, 2021, the Company sent an e-mail communication to its employees announcing, among other things, the Company’s entry into the Merger Agreement and the suspension and contingent termination of the DRIP and SRP. A copy of the communication is attached as Exhibit 99.6 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.
Each of the joint investor presentation, joint press release, stockholder letter, broker-dealer communication, employee FAQ and employee communication shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibits 99.1, 99.2, 99.3, 99.4, 99.5 and 99.6, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act regardless of any general incorporation language in the filing.

Item 8.01    Other Events.

In connection with the approval of the Merger, on July 26, 2021, the Company announced that the Company Board, including all of the Company’s independent directors, voted to terminate the Company's Amended and Restated Distribution Reinvestment Plan (the “DRIP”) and the Company’s Second Amended and Restated Share Repurchase Plan (as amended, the “SRP”), each termination effective as of the Company Merger Effective Time. The Company Board, including all of the Company’s independent directors, also voted to suspend (i) the DRIP, effective as of the 10th day after the date hereof and (ii) indefinitely suspend the SRP, effective as of the 30th day after the date hereof.
As a result of the suspension of the DRIP, any distributions paid 10 days after the date hereof will be paid to the Company’s stockholders in cash. The Company can provide stockholders with assistance on directing cash distribution payments and answering questions. The suspension of the DRIP will not affect the payment of distributions to stockholders who previously received their distributions in cash. In addition, as a result of the suspension of the SRP, the Company will not process or accept any requests for redemption received 30 days after the date hereof.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K may include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which the Company operates and beliefs of and assumptions made by the Company’s management, involve uncertainties that could significantly affect the financial results of the Company or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to certain actions to be taken by the Company in connection with the closing of the Mergers. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: IRT’s and the Company’s ability to complete the Mergers on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary stockholder approvals and lender consents and satisfaction of other closing conditions to consummate the Mergers; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; risks related to diverting the attention of the Company and IRT management from ongoing business operations; failure to realize the expected benefits of the Mergers; significant transaction costs and/or unknown or inestimable liabilities; the risk of stockholder litigation in connection with the proposed Mergers, including resulting expense or delay; the risk that the Company’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; risks related to future opportunities and plans for the combined company, including the uncertainty of expected future financial performance and results of the combined company following completion of the Mergers;

effects relating to the announcement of the Mergers or any further announcements or the consummation of the Mergers on the market price of the IRT Common Stock; the possibility that, if the combined company does not achieve the perceived benefits of the Mergers as rapidly or to the extent anticipated by financial analysts or investors, the market price of IRT Common Stock could decline; the value of the Company could decline; general adverse economic and local real estate conditions; the inability of residents to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; local real estate conditions; adverse changes in financial markets that result in increases in interest rates and reduced availability and increased costs of capital; increases in operating costs and real estate taxes; changes in the dividend policy for IRT Common Stock or IRT’s ability to pay dividends; changes in the distribution policy for the Company or the Company’s ability to pay distributions; impairment charges; unanticipated changes in IRT’s intention or ability to prepay certain debt prior to maturity; pandemics or other health crises, such as coronavirus disease 2019 (COVID-19); and other risks and uncertainties affecting IRT and the Company, including those described from time to time under the caption “Risk Factors” and elsewhere in IRT’s and the Company’s SEC filings and reports, including IRT’s Annual Report on Form 10-K for the year ended December 31, 2020, the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and future filings and reports by either company. Moreover, other risks and uncertainties of which IRT and the Company are not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by IRT or the Company on their respective websites or otherwise. Neither IRT nor the Company undertakes any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Additional Information and Where to Find It
This communication relates to a proposed merger transaction pursuant to the terms of the Merger Agreement. In connection with the proposed merger transaction, IRT will file with the SEC a registration statement on Form S-4 to register the shares of IRT Common Stock to be issued in connection with the proposed merger transaction. The registration statement will include a joint proxy statement/prospectus which will be sent to the stockholders of the Company and the stockholders of IRT. This communication is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other document the Company and/or IRT may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND IRT ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by IRT and/or the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at http://www.steadfastliving.com or by contacting the Company’s Investor Relations Department by phone at +1-888-223-9951. Copies of the documents filed with the SEC by IRT will be available free of charge on IRT’s internet website at http://www.irtliving.com or by contacting IRT’s Investor Relations Department by email at IRT@edelman.com or by phone at +1-917-365-7979.
Participants in Solicitation
The Company, IRT, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed merger transaction. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-

K for the year ended December 31, 2020, which was filed with the SEC on March 12, 2021, and in its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on June 14, 2021. Information about the directors and executive officers of IRT is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 18, 2021, and its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on March 29, 2021. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
No Offer or Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibits	Description

2.1
Agreement and Plan of Merger, dated as of July 26, 2021, by and among Independence Realty Trust, Inc., Independence Realty Operating Partnership, LP, IRSTAR Sub, LLC, Steadfast Apartment REIT, Inc. and Steadfast Apartment REIT Operating Partnership, L.P.*

10.1	Indemnity Letter
10.2	Amendment No. 2 to Employment Agreement
99.1	Joint Investor Presentation.
99.2	Joint Press Release relating to the Mergers.
99.3	Stockholder Letter.
99.4	Broker Dealer Communication.
99.5	Employee FAQ.
99.6	Employee Communication.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT, INC.

Date:	July 26, 2021	By:	/s/ Ella S. Neyland
Ella S. Neyland
President, Chief Financial Officer and Treasurer